Exhibit 99.2
EDAC TECHNOLOGIES CORPORATION
UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT of OPERATIONS
For the Fiscal Year Ended January 3, 2009
Introduction
     On May 27, 2009, EDAC Technologies Corporation (“EDAC”) acquired certain assets and assumed certain liabilities of the MTU Aero North America, Inc. – Manufacturing Business Unit. The purchase price of $9.5 million was funded by a 5-year term note in the amount of $4,360,000 and a 10-year mortgage in the amount of $2,640,000. EDAC fixed the interest rates at 5.8% and 6.1% for the term note and mortgage, respectively. EDAC also issued a $2.5 million secured promissory note to the seller, due on May 27, 2012, with interest payable quarterly at 5% per annum. EDAC determined the purchase to be a bargain purchase as defined within Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, as the net fair value of the assets acquired and liabilities assumed exceeded the purchase price. As a result, based on the preliminary information available, EDAC has recognized a gain of $11.7 million, after acquisition expenses, as a result of the bargain purchase.
     The unaudited pro forma consolidated financial statements include all material pro forma adjustments necessary for their preparation, as required by Article 11 of Regulation S-X and, accordingly, do not assume any benefits from cost savings or synergies of operations of the combined company.
     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements do not purport to represent what EDAC’s financial condition or results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project EDAC’s results of operations for the period indicated or for any other period.

	FISCAL YEAR
	EDAC	AERO	Pro-Forma
	2008	2008	Adjustments		Pro Forma

Sales	$44,676,668	$20,617,257	$ (1)	(186,283)	$65,107,642

			(1)	(186,283)
Cost of Sales	38,804,956	22,991,503	(2)	(1,157,280)	60,452,896

Gross Profit	5,871,712	(2,374,246)		1,157,280	4,654,746

Selling, General and Administrative Expenses	3,491,820	3,156,301			6,648,121

Income (Loss) from Operations	2,379,892	(5,530,547)		1,157,280	(1,993,375)

Non-Operating Income (Expense):
Interest Expense	(630,913)	(525,389)	(3)	(529,000)	(1,685,302)
Other	72,665	334,620			407,285

Income (Loss) before Provision For (Benefit from) Income Taxes	1,821,644	(5,721,316)		628,280	(3,271,392)

Provision (Benefit) for Income Taxes	683,286	—	(4)	(1,910,058)	(1,226,772)

Net Income (Loss)	$1,138,358	$(5,721,316)		$2,538,338	$(2,044,620)

Basic Income (Loss) Per Common Share:	$0.24				$(0.43)

Diluted Income (Loss) Per Common Share:	$0.23				$(0.43)

EDAC TECHNOLOGIES CORPORATION
UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT of OPERATIONS
For the Three Months Ended April 4, 2009

	Historical			Adjustments	Total
		AERO		Pro-Forma	Pro-Forma
	EDAC	ACTUAL		Adjustments	Total

Sales	$9,583,775	$5,854,429	(1)	$(26,856)	$15,411,348

Cost of Sales	8,503,339	5,191,409	(1)	(26,856)	13,667,892

Gross Profit	1,080,436	663,020		—	1,743,456

Selling, General, and Administrative Expenses	861,256	588,226			1,449,482

Income from Operations	219,180	74,794		—	293,974

Non-Operating Income/(Expense):
Interest Expense	(139,842)	(92,113)	(3)	(135,250)	(367,205)
Other	6,875	292,081			298,956

Income Loss before Provision For (Benefit from) Income taxes	86,213	274,762		(135,250)	225,725

Provision for (benefit from) income taxes	29,800	—	(4)	46,043	75,843

Net Income (Loss)	$56,413	$274,762		$(181,293)	$149,882

Basic Income per Common Share:	$0.01				$0.03
Diluted Income per Common share:	$0.01				$0.03

EDAC TECHNOLOGIES CORPORATION
Unaudited Pro-Forma Consolidated Balance Sheet
As of April 4, 2009

	Historical				Consolidated
	EDAC	AERO			Adjustments		Pro-Forma
ASSETS
CURRENT ASSETS:
Cash	$657,791		$220,507	(7)		$(220,507)	$657,791
Accounts receivable (net of allowance for for doubtful accounts)	7,107,831		3,688,061	(5)		(26,856)	10,769,036
Inventories, net	9,130,132		9,641,949				18,772,081
Prepaid expenses and other current assets	227,200		292,446				519,646
Refundable income taxes	161,708						161,708
Deferred income taxes	983,298						983,298

Total current assets	18,267,960		13,842,963			(247,363)	31,863,560

PROPERTY, PLANT AND EQUIPMENT, at cost:	35,423,794		29,130,922	(6)		(17,237,636)	47,317,080
Less: accumulated depreciation	24,329,100		19,687,328	(6)		(19,687,328)	24,329,100

	11,094,694		9,443,594	(6)		2,449,692	22,987,980

DEFERRED INCOME TAXES	95,971						95,971

OTHER ASSETS:
Other	37,127						37,127
Deposits on machinery	1,754,800						1,754,800

	1,791,927		—			—	1,791,927

TOTAL ASSETS	$31,250,552		$23,286,557			$2,202,329	$56,739,438

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Equipment line of credit	$2,448,490	$			$		$2,448,490
Current portion of long-term debt	2,110,318						2,110,318
Trade accounts payable	2,816,566		2,621,088	(5)		(26,856)	5,410,798
Employee compensation and amounts withheld	1,264,594						1,264,594
Accrued expenses	341,646		2,767,089				3,108,735
Customer advances	289,747		461,120				750,867
Due to MTU Munich	—		17,420,373	(7)		(17,420,373)	—

Total current liabilities	9,271,361		23,269,670			(17,447,229)	15,093,802

LONG-TERM DEBT, less current portion	4,503,139			(8)		9,500,000	14,003,139

OTHER LIABILITIES	1,698,233						1,698,233

COMMITMENTS AND CONTINGENCIES	—		—				—

SHAREHOLDERS’ EQUITY:
Common Stock	12,063						12,063
Additional paid-in capital	10,989,549						10,989,549
Retained earnings	7,215,013		16,887	(9)		10,149,558	17,381,458

	18,216,625		16,887			10,149,558	28,383,070

Less: accumulated other comprehensive loss	2,438,806						2,438,806

Total shareholders’ equity	15,777,819		16,887			10,149,558	25,944,264

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$31,250,552		$23,286,557			$2,202,329	$56,739,438

EDAC Technologies Corporation
Notes to Unaudited Pro-Forma Consolidated Financial Statements
The following numbered notes are referenced on the Unaudited Pro-Forma Consolidated Balance Sheet and Consolidated Statements of Operations. These unaudited pro-forma consolidated statements include historical balances for EDAC as of and for the fiscal quarter ended April 4, 2009 and for the fiscal year ended January 3, 2009 and the historical balances for AERO as of and for the quarter ended March 31, 2009 and the year ended December 31, 2008. The unaudited pro-forma consolidated financial statements are based upon the EDAC historical financial statements that were filed with the SEC in the EDAC Form 10-K on March 11, 2009, the EDAC Form 10-Q filed with the SEC on April 30, 2009, and the historical financial statements for AERO filed with the SEC in Form 8-K/A on August 12, 2009, adjusted to give effect to the following items:
1. Elimination of sales transactions between EDAC and AERO.

	Fiscal year-ended January 3, 2009	Three-months ended April 4, 2009
Sales from EDAC to AERO	$11,217	$2,406
Sales from AERO to EDAC	175,066	24,450

Total	$186,283	$26,856
2. For the fiscal year 2008 depreciation expense for AERO was $2,124,049. Much of the machinery and equipment was nearing the end of their depreciable lives due to MTU’s acquisition of the Company in 2001, causing the depreciation expense to remain high and causing the Net Plant, Property and Equipment to be below current appraisal value. Reflecting the purchase by EDAC, the pro-forma book value of the fixed assets as of the fiscal year ended 2008 was increased to reflect appraisal values as shown in the table below. This and EDAC’s use of 10 year lives for machinery and equipment and 25 years for buildings, which in many instances is longer than the life used by AERO, resulted in depreciation expense of $966,769, a reduction of $1,157,380.
For the three month unaudited period ended April 4, 2009, the required depreciation adjustment was a reduction of $289,320 and was combined with an adjustment to the depreciation expense in the amount of an additional $407,228 included in the unaudited Historical Cost of Sales and included in that Historical column, since the depreciation expense on certain assets that had inappropriately been written off, but subsequently adjusted for as part of the audit, had not been recorded by MTU.
3. Interest expense on the debt used to acquire AERO. EDAC borrowed $9.5 million in total, $7 million from their bank and $2.5 million from MTU. Interest was $529,000 and $135,250 for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009, respectively.
4. Consideration for income taxes utilizing the tax rate that was applicable to EDAC for each period presented. The rates used were 37.5% and 33.6% for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009. The tax expense (benefit) was $(1,910,058) and $46,043 for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009, respectively.
5. The elimination of accounts receivable and accounts payable on EDAC’s and Aero’s books of $26,856 as of April 4, 2009.
6. Net Property and Equipment in the Pro-Forma Balance sheet adjusted as if the transaction had occurred as of the April 4, 2009 Balance Sheet date, were adjusted to reflect appraisal values as shown in the following table:

	Aero Historical	Aero proforma	Adjustment
Plant, property and equipment	$29,130,922	$11,893,286	$(17,237,636)
Accumulated depreciation	19,687,328	-0-	(19,687,328)

Net plant, property and equipment	$9,443,594	$11,893,286	$2,449,692
7. The amounts Due to MTU Munich of $17,420,373 and Cash of $220,507 were eliminated as of April 4, 2009.
8. The debt ($9.5 million) taken on by EDAC for the purchase of AERO was added.
9. Fair value of assets and liabilities acquired and calculation of the gain on the bargain purchase as if the transaction had occurred on the pro-forma balance sheet date, are as follows:

Accounts receivable	$3,661,205
Inventories	9,641,949
Prepaid expenses	292,446
Property, plant and equipment	11,893,286
Accounts payable	(2,594,232)
Accrued expenses	(3,228,209)

Total fair value	19,666,445
Purchase price	9,500,000

Gain on bargain purchase	$10,166,445

The $10,166,445 gain on purchase price is reflected in the April 4, 2009 Balance Sheet as an adjustment of $10,149,558 to the retained earnings amount of $16,887. The gain reflected on the pro-forma balance sheet is calculated as if the transaction had occurred as of the pro-forma balance sheet date and therefore, is different than the $11.7 million gain that was realized by the Company.
The unaudited pro-forma consolidated balance sheet as of April 4, 2009 gives effect to the transactions described above as if they occurred as of that date and the unaudited consolidated statements of operations for the fiscal year ended January 3, 2009 and the three months ended April 4, 2009 give effect to the transactions described above as if they occurred at the beginning of the respective periods.